IN THE UNITED STATES BANKRUPTCY COURT

                IN AND FOR THE DISTRICT OF ARIZONA



In Re                            |  Case No. B-97-12293-PHX-CGC
                                 |
DIAGNOSTIC INTERNATIONAL, INC.,  |  Chapter 11
                                 |
       Debtor                    |     ORDER CONFIRMING PLAN OF
                                 |          REORGANIZATION
----------------------------------
     The Plan under Chapter 11 of the Bankruptcy Code filed by Diagnostic International, Inc., the debtor and Debtor-in-Possession in  the  above captioned Bankruptcy Case, on or about  October  15,
1997, as modified, pursuant to the modifications contained in the Modified Plan of Reorganization filed by the Debtor on May 24, 1999
(the "Modifications"), and a copy of said Plan and of the Disclosure Statement approved by the Court having been transmitted to the holders of all claims and equity security interests; and
     It having been found and determined by this Court, after notice and hearing, that:
     1.   All persons who are materially and adversely affected by the
Modifications  are  parties  to  that  certain  Global   Settlement
Agreement  dated May 20, 1999, pursuant to which all such creditors and  equity security interest holders agreed and consented  to  the terms  of said Modifications which materially and adversely  affect the  treatment  of their claims and equity security  interests  and whom, by virtue of their execution of the Global Settlement Agreement, have accepted in writing said Modifications;
2.   The Plan as modified does not materially and adversely change the treatment of the claims of any creditor or the interests of any equity security holder who is not a party to the Global Settlement Agreement and who has not accepted in writing the Modifications to the Plan of Reorganization as filed by the Debtor on May 24, 1999;
3.   The material and operative terms of the Global Settlement
Agreement have been incorporated into the terms of the
Modifications to the Plan of Reorganization, and said Global
Settlement Agreement resolves the Objections to the Plan of Reorganization filed by the Reeves Group, as that term is defined in the Global Settlement Agreement, and by William Doran, disputed creditors and holders of equity security interests in the above captioned case;
4. The Disclosure Statement approved by Order of the Court dated December 16, 1997, contains adequate information regarding the claims of the creditors and equity interests of the stockholders of the Debtor and distributions of securities and payment of monies to all creditors and holders of equity security interests of this
Bankruptcy Estate for the Modifications of the Plan proposed by the
Debtor;
5.   The Plan, as modified, complies with the applicable provisions of Chapter 11 of the Code;
6.   The proponent of the Plan, Diagnostic International, Inc., and the co-proponents, comply with the applicable provisions of the
Code;
7.   The Plan, as modified, has been proposed in good faith and not by any means forbidden by law;
8. Any payment made or to be made by the Debtor or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the case, or in connection with the Plan and incident to the case has been approved by, or is subject to the approval of, the Court as reasonable;
9. The Debtor has disclosed the entity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer or voting trustee of the Debtor, an affiliated of the Debtor participating in a joint plan with the Debtor, or a successor to the Debtor under the Plan; the appointment to or continuance in, such office of such persons, is consistent with the interest of creditors and equity security holders and with public policy; and the Debtor has further disclosed the identity of all insiders who will be employed by the Reorganized Debtor, and the nature of any compensation for said insiders;
10.  With respect to each impaired class of claims or interests, each holder of a claim or interest of such class has accepted the
Plan or will receive or retain under the Plan on account of such claim or interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code;
11.  With respect to each class of claims or interests, such class has accepted the Plan, or such class is not impaired under the
Plan;
12. Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that:
          A. With respect to each claim of a kind specified in Sections 507(a)(1) or 507(a)(2) of the Code, on the Effective Date of the
Plan, the holder of each such claim will receive on account of such claim cash equal to the allowed amount of such claim;
          B.   With respect to ta class of claims of a kind specified in
Section  507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the  Code,
each  holder of a claim of such class will receive, if  such  class has accepted the Plan, deferred cash payments of a value, as of the Effective Date of the Plan deferred cash payments of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim; or, if such class has not accepted the Plan, cash on the Effective Date of the Plan equal to the allowed amount of such claim; and
C.   With respect to a claim of akind specified in Section
507(a)(8) of the Code, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years following the date of assessment of such claim, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim;
     13. At least one class of claims has accepted the Plan, determines without including any acceptance of the Plan by an insider holding a claim of such class;
14. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or of any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan;
15. The Plan of Reorganization provides for the issuance and distribution of New Common Stock of the reorganized Debtor and stock of the Debtor's affiliates and co-proponents to the Debtor's existing creditors and equity security holders and to persons who will acquire claims and equity security interests and become creditors and holders of equity security interests pursuant to and by virtue of the Global Settlement Agreement.
16.  Great Southwest Chili Company, Inc. (defined in the Plan by the term "GSWCF"), Reeves Corp., XXYY Corp., AABB Corp., and DII
Sub., are affiliates of the Debtor and Co-proponents of the Plan of Reorganization and the Modifications thereto filed by the Debtor on
May 24, 1999;
     IT  IS  HEREBY OREDERED that the Modifications of the Plan  or
Reorganization  are  deemed  accepted  by  the  parties  who   have
previously accepted the Plan;
     IT  IS  FURHTER ORDERED that the Disclosure Statement approved by Order of the Court dated December 17, 1997, contain adequate information for the Modifications of the Plan proposed by the Debtor
     IT   IS   FURTHER  ORDERED  approving  the  Global  Settlement
Agreement;
     IT  IS FURTHER ORDERED that, except with respect to any entity which is an underwriter as defined by 11 U.S.C. 1145(B), section  5 of the securities Act of 1933 and any State or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in a security do not apply to (1) the issuance, sale and distribution under the Plan, as modified, of any securities of the Debtor or  of any affiliate participating as a co-proponent of the Plan of Reorganization in exchange for a claim against, an interest in, or an administrative expense claim in the above captioned case concerning the Debtor or any such affiliate; (2) the offer of a security through any warrant that was issued, sold and distributed in the manner provided for above or the sale of a security upon the exercise of any such warrant; (3) a transaction by a stockbroker in a security that is executed after a transaction of a kind specified above  in  such  security and before the expiration of  forty  days after the first date on which such security was bonafide offered to the public by the issuer or by or through an under writer, if such stockbroker provides, at the time of or before such transaction by such  stockbroker, the Disclosure Statement approved by this  Court on December 17, 1997;
     IT IS FURTHER ORDERED that the Plan of Reorganization filed by the Debtor on October 15, 1997, as modified pursuant to the Modifications filed by the Debtor on May 24, 1999, a copy of said
Plan  and Modifications are attached hereto and incorporated herein as Exhibit "1" and Exhibit "2" respectively, is confirmed; and
     IT  IS  FURTHER  ORDERED, pursuant to 11 U.S.C. 1142(b),  that all parties to the Global Settlement Agreement, attached hereto and incorporated herein as Exhibit "3", including the Debtor and the Reeves Group, shall execute and deliver all instruments necessary to effect the transfers of property dealt with by the Plan, the Modifications and Global Settlement Agreement, the Reeves Group
shall deliver all securities of Reeves Corp., to be issued to all holders of Equity Security Interests, pursuant to the terms of the
Plan and Modifications and the Debtor shall deliver all other securities to be issued to all other parties, pursuant to the terms of the Plan and Modifications.
     IT  IS  FURTHER ORDERED that the Notice Errata filed with  the
Court  on  May  25,  1999, is attached hereto as  Exhibit  "4"  and incorporated herein.
     IT  IS  FURTHER ORDERED that Section IV.A.2.d of the  Modified
Plan is modified to add that the holders shall not convert their shares of Preferred Stock for a two (2) Year Period after the date of Confirmation.
     IT IS FURTHER ORDERED Article VI.A.3.b of the Modified Plan is hereby amended to correct a typographical error and to provide that the price to purchase a share of the Company shall be Sixty Percent
(60%)  and  not Seventy Five Percent (75%) of the 30  days  average bid.
     DATED this 25 day of May, 1999.
                              /s/ Charles G. Case II
                              HONORABLE CHARLES G. CASE II
                              UNITED STATES BANKRUPTCY JUDGE